Exhibit 5.2

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

March 25, 2022

Polestar Automotive Holding UK Limited

Assar Gabrielssons Väg 9

405 31 Göteborg, Sweden

Re:	Polestar Automotive Holding UK Limited Registration Statement on Form F-4

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special United States counsel to Polestar Automotive Holding UK Limited, a limited company incorporated under the laws of England and Wales (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form F-4 (Registration No. 333-260992) originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on November 12, 2021 (the “Registration Statement”) of, among other securities, 25,000,000 warrants of the Company (each whole warrant, a “Warrant”), with each Warrant to be represented by an American depositary warrant and exercisable for the purchase of one Class A ordinary share, par value $0.0001 per share, of the Company and to be represented by an American depositary Class A share. The Company will be re-registered as a public limited company under the laws of England and Wales with the name Polestar Automotive Holding UK PLC prior to the assumption of the Warrants pursuant to the warrant assignment, assumption and amendment agreement (the “Warrant Amendment Agreement”), proposed to be entered into by and between Gores Guggenheim, Inc., a Delaware corporation (“GGI”), the Company and Computershare Inc., a Delaware corporation, and Computershare Trust Company, N.A., a federally chartered trust company (collectively, as warrant agent, the “Warrant Agent”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Business Combination Agreement, dated September 27, 2021, by and between GGI, Polestar Automotive Holding Limited, a Hong Kong incorporated company, Polestar Automotive (Singapore) Pte. Ltd., a private company limited by shares in Singapore, Polestar Holding AB, Inc., a private limited liability company incorporated under the laws of Sweden, the Company and PAH UK Merger Sub Inc., a Delaware corporation, filed as Exhibit 2.1 to the Registration Statement (as amended, supplemented, or otherwise modified through the date hereof, the “Business Combination Agreement”);

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Polestar Automotive Holding UK Limited

(b) the Warrant Agreement, dated March 22, 2021, by and between GGI and the Warrant Agent, filed as Exhibit 4.9 to the Registration Statement (the “Warrant Agreement”);

(c) the form of Warrant Certificate, filed as Exhibit 4.10 to the Registration Statement; and

(d) the form of Warrant Amendment Agreement, filed as Exhibit 4.12 to the Registration Statement and modifying the Warrant Agreement.

For purposes of this letter, we have examined such other documents, records, certificates, resolutions and other instruments deemed necessary as a basis for this opinion, and we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when the Registration Statement becomes effective under the Act and the Warrants have been duly authorized, issued and delivered by the Company in accordance with the Business Combination Agreement, the Warrant Agreement and the Warrant Amendment Agreement, once it is duly executed and delivered, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Business Combination Agreement, the Warrant Agreement and the Warrant Amendment Agreement;

Polestar Automotive Holding UK Limited

(b) the Company has the power and authority to execute, deliver and perform all its obligations under the Business Combination Agreement, the Warrant Agreement and the Warrant Amendment Agreement;

(c) neither the execution and delivery by the Company of the Business Combination Agreement, the Warrant Agreement and the Warrant Amendment Agreement nor the performance by the Company of its obligations thereunder: (i) conflicts or will conflict with the articles of association or other organizational documents of the Company or Polestar Automotive Holding UK PLC, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the laws of the State of New York); and

(d) neither the execution and delivery by the Company of the Business Combination Agreement, the Warrant Agreement and the Warrant Amendment Agreement nor the performance by the Company of its obligations thereunder requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of New York. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Polestar Automotive Holding UK Limited

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offering of the Units.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP